SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant (X)

Filed by a Party other than the Registrant ( )

Check the appropriate box:

( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
( )  Definitive Proxy Statement
(X)  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            BANCROFT CONVERTIBLE FUND, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

BANCROFT CONVERTIBLE FUND, INC.

Dear Shareholder:

You have likely already received a letter from us in regard to the Annual Meeting of Shareholders of the Bancroft Convertible Fund, Inc. scheduled for February 13, 2006. Due to insufficient participation by shareholders, we had to adjourn the Annual Meeting until March 14, 2006 at 10:30 a.m. Eastern Time. This adjournment will allow shareholders who have not yet voted to have the opportunity to cast their important vote. Our records indicate that we still have not received your important vote.

The primary purpose of the meeting is to seek approval of a Plan of Reorganization of the Company as a Delaware statutory trust. The purpose of the reorganization is to reduce the amount of state taxes that the Company will pay annually and to modernize the Company's governing documents.
During the fiscal year ended October 31, 2005, the Company paid in the excess of thirty-two thousand dollars in Delaware corporate franchise taxes. If the Company were organized as a Delaware statutory trust during the past fiscal year, the Company would not have had to pay such corporate franchise taxes.

WE ASK YOU TO PLEASE TAKE A MOMENT TO CAST YOUR VOTE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE ANNUAL MEETING.

Your participation will assist the Fund in holding this Annual Meeting and could help to reduce the expenses involved with additional solicitation.

Another copy of your ballot has been enclosed with this letter for your convenience. Should you have any questions regarding the proposal, please call the toll-free number listed below. The following voting options have been set up for your convenience.

1.	Vote by Touch-tone Phone.  You may cast your vote by telephone by calling the toll-free number found on the enclosed proxy card.

2.	Vote Through the Internet.   You may cast your vote using the
Internet by logging into the Internet address located on the enclosed proxy card and following the instructions on the website.

3.	Vote by Mail.  You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

If convenient for you, please utilize one of the first three options above to insure that your response is received in time for the reconvened Annual Meeting on March 14th.

Please do not hesitate to call toll-free 1-800-314-9816 x112 if you have any questions regarding this matter. Representatives are available Monday through Saturday from 9:00 a.m. to 9:00 p.m. Eastern Time to answer any questions you might have regarding the Meeting agenda.

Help us hold this reconvened Annual Meeting of Shareholders on March 14th by taking a minute to vote your shares today. Thank you for your assistance with this important matter.

Sincerely,

/s/Gary I. Levine
Gary I. Levine
Executive Vice President and Chief Financial Officer

OBO

BANCROFT CONVERTIBLE FUND, INC.

Dear Shareholder:

You have likely already received a letter from us in regard to the Annual Meeting of Shareholders of the Bancroft Convertible Fund, Inc. scheduled for February 13, 2006. Due to insufficient participation by shareholders, we had to adjourn the Annual Meeting until March 14, 2006 at 10:30 a.m. Eastern Time. This adjournment will allow shareholders who have not yet voted to have the opportunity to cast their important vote. Our records indicate that we still have not received your important vote.

The primary purpose of the meeting is to seek approval of a Plan of Reorganization of the Company as a Delaware statutory trust. The purpose of the reorganization is to reduce the amount of state taxes that the Company will pay annually and to modernize the Company's governing documents.
During the fiscal year ended October 31, 2005, the Company paid in the excess of thirty-two thousand dollars in Delaware corporate franchise taxes. If the Company were organized as a Delaware statutory trust during the past fiscal year, the Company would not have had to pay such corporate franchise taxes.

WE ASK YOU TO PLEASE TAKE A MOMENT TO CAST YOUR VOTE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE ANNUAL MEETING.

Your participation will assist the Fund in holding this Annual Meeting and could help to reduce the expenses involved with additional solicitation.

Another copy of your ballot has been enclosed with this letter for your convenience. Should you have any questions regarding the proposal, please call the toll-free number 1-800-314-9816. The following voting options have been set up for your convenience.

1.	Vote by Telephone.  You may cast your vote by calling our toll-free proxy hotline at 1-800-314-9816. Representatives are available to record your vote Monday through Saturday from 9:00 a.m. to 9:00 p.m. Eastern Time.

2.	Vote by Touch-tone Phone. You may cast your vote by telephone by calling the toll-free number found on the enclosed proxy card.

3.	Vote Through the Internet.   You may cast your vote using the
Internet by logging into the Internet address located on the enclosed proxy card and following the instructions on the website.

4.	Vote by Mail.  You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

If convenient for you, please utilize one of the first three options above to insure that your response is received in time for the reconvened Annual Meeting on March 14th.

Please do not hesitate to call toll-free 1-800-314-9816 if you have any questions regarding this matter. Representatives are available Monday through Saturday from 9:00 a.m. to 9:00 p.m. Eastern Time to answer any questions you might have regarding the Meeting agenda.

Help us hold this reconvened Annual Meeting of Shareholders on March 14th by taking a minute to vote your shares today. Thank you for your assistance with this important matter.

Sincerely,

/s/Gary I. Levine
Gary I. Levine
Executive Vice President and Chief Financial Officer

NOBO